EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST REPORTS 2020 FIRST QUARTER FINANCIAL RESULTS

MANSFIELD, MA, May 8, 2020 - inTEST Corporation (NYSE American: INTT), a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications, today announced financial results for the quarter ended March 31, 2020.

2020 First Quarter Summary

($ in Millions, Except Per Share Data)	Three Months Ended
	3/31/2020	12/31/2019	3/31/2019
Semi Market Bookings (1)	$6.7	$4.6	$5.6
Multimarket Bookings (2)	7.1	6.5	6.3
Total Bookings	$13.8	$11.1	$11.9

Semi Market Bookings (1) - % of Total Bookings	$49%	41%	$47%
Multimarket Bookings (2) - % of Total Bookings	51%	59%	53%

Semi Market Net Revenues (1)	$5.0	$6.1	$10.1
Multimarket Net Revenues (2)	6.2	7.5	8.0
Total Net Revenues	$11.2	$13.6	$18.1

Semi Market Net Revenues (1) - % of Total Net Revenues	45%	45%	56%
Multimarket Net Revenues (2) - % of Total Net Revenues	55%	55%	44%

Gross Margin	$4.9	$6.5	$8.8
Gross Margin	43%	48%	49%

Net Earnings (Loss) (GAAP)	$(1.1)	$0.7	$1.1
Net Earnings (Loss) per diluted share (GAAP)	$(0.11)	$0.07	$0.11

Adjusted Net Earnings (Loss) (Non-GAAP) (3)	$(0.8)	$1.0	$1.5
Adjusted Net Earnings (Loss) per diluted share (Non-GAAP) (3)	$(0.08)	$0.10	$0.14

EBITDA (Non-GAAP) (3)	$(0.9)	$1.1	$2.0

	As of
	3/31/2020	12/31/2019	3/31/2019
Cash and cash equivalents	$7.3	$7.6	$8.2

(1)	Semi Market: These amounts include all bookings and net revenues from the semiconductor market.

(2)	Multimarket: These amounts include all bookings and net revenues from markets other than the semiconductor market.

(3)	Further information can be found under “Non-GAAP Results.” See also the reconciliation of GAAP measures to non-GAAP measures that accompanies this earnings release.

Commenting on the Company’s first quarter financial results, inTEST President & CEO James Pelrin noted, “The first quarter presented a number of unprecedented challenges related to the COVID-19 pandemic; challenges which I am proud to note inTEST’s employees met head on, and which were compounded by continued headwinds in the analog production test sector. Consolidated bookings increased 24% sequentially, we posted a positive book-to-bill and we are receiving a good mix of orders across all of our divisions. Thermal division bookings increased 21% sequentially, with solid contributions from both Ambrell and iTS, each of which received a number of large orders in the quarter, and EMS bookings increased 33%.”

Mr. Pelrin also provided an update regarding the Company’s liquidity. Mr. Pelrin noted, “As previously announced, on April 16, 2020, we entered into loans under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration (the “SBA”). We intended to use the proceeds of the loans for covered payroll costs, rent and utility costs in accordance with the relevant terms and conditions of the CARES Act. We applied for the loans in good faith after carefully reviewing the Company’s financial condition, and the economic impact and uncertainty caused by the COVID-19 pandemic and determining that at that time the funds were necessary to maintain our ongoing operations. Due to the new and changing guidance and statements from the SBA and U.S. Department of Treasury, issued after the Company applied for and entered into the loans, we determined that the Company would repay the PPP loans. Accordingly, on May 5, 2020, in light of the SBA’s new guidance, we repaid the full amount of the loans.”

2020 Second Quarter Financial Outlook

inTEST’s guidance for the 2020 second quarter includes both GAAP and non-GAAP estimates. A reconciliation between these GAAP and non-GAAP financial measures is included below. Actual results may differ materially as a result of, among other things, the factors described under “Forward-Looking Statements” below.

inTEST expects that net revenues for the 2020 second quarter will be in the range of $11.5 million to $13.0 million and that our financial results will range from a net loss per diluted share of $(0.09) to breakeven. On a non-GAAP basis, our financial results will range from an adjusted net loss per diluted share of $(0.06) to net earnings of $0.03. In addition, we expect that gross margin will range from 44% to 46%. This outlook is based on the Company’s current views with respect to operating and market conditions and customers’ forecasts, which are subject to change.

Mr. Pelrin continued, “Our guidance reflects the uncertainty sowed by COVID-19, which has led to industry forecasts and signals that are marked by diverse scenarios. While there is still considerable end-market uncertainty, compounded by the challenges presented by the COVID-19 pandemic, our diverse customer base remains the anchor of our business, and we believe our long-term fundamentals remain intact. I am extremely proud of each and every inTEST employee. Individually and as an organization, we have risen to the shared challenges this pandemic has unleashed. We continue to drive forward as we always do, partnering with our customers to advance their technology roadmaps.”

2020 First Quarter Supplemental Information and Conference Call Details

inTEST is providing Supplemental Information (“Information”) in combination with its press release. This Information is offered to provide shareholders and analysts with additional time and detail for analyzing the Company’s financial results in advance of the Company’s quarterly conference call. The Information will be available in conjunction with the press release at inTEST’s website www.intest.com, under the “Investors” section.

inTEST management will host a conference call on Friday, May 8, 2020 at 8:30 am Eastern Daylight Time. The conference call will address the Company’s 2020 first quarter financial results and management’s current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company’s current or future performance. To access the live conference call, please dial (323) 794-2598 or (800) 458-4121. The passcode for the conference call is 1878028. Please reference the inTEST 2020 Q1 Financial Results Conference Call.

2020 First Quarter Live Webcast Details

inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST’s website www.intest.com under the “Investors” section.

2020 First Quarter Replay Details (Webcast)

A replay of the webcast will be available on inTEST’s website for one year following the live broadcast. To access the webcast replay, please visit inTEST’s website www.intest.com under the “Investors” section.

Submit Questions

In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to laura@ga-ir.com.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP financial measures. These non-GAAP financial measures include adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and EBITDA. Adjusted net earnings (loss) is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings (loss). Adjusted net earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding. EBITDA is derived by adding acquired intangible amortization, interest expense, income tax expense, and depreciation to net earnings (loss). These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and EBITDA are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges and changes in the estimate of future consideration that may be paid out related to prior acquisitions as these expenses or income items may not be indicative of our current core business or future outlook. These non-GAAP financial measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation from net earnings (loss) and net earnings (loss) per diluted share to adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share and from net earnings (loss) to EBITDA, which are discussed in this earnings release, is contained in the tables below. The non-GAAP financial measures discussed in this earnings release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP financial measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About inTEST Corporation

inTEST Corporation is a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy uses these strengths to grow and increase shareholder value by maximizing our businesses and by identifying, acquiring and optimizing complementary businesses. For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” or “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the impact of the COVID-19 pandemic on our business, liquidity, financial condition and results of operations, including as a result of evolving public health requirements in response to the pandemic such as government mandated facility closures, availability of employees, supply chain and distribution constraints, customers’ inability or refusal to accept product deliveries and the sufficiency of our current level of working capital to address the impact of the pandemic; indications of a change in the market cycles in the Semi Market or other markets we serve including as a result of the COVID-19 pandemic; changes in business conditions and general economic conditions both domestically and globally as a result of the COVID-19 pandemic; changes in the demand for semiconductors, generally and as a result of the COVID-19 pandemic; the success of our strategy to diversify our business by entering markets outside the Semi Market; the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; the ability to borrow funds or raise capital to finance major potential acquisitions; changes in the rates of, and timing of, capital expenditures by our customers including as a result of the COVID-19 pandemic; progress of product development programs; increases in raw material and fabrication costs associated with our products including as a result of the COVID-19 pandemic; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts
inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	laura@ga-ir.com
Tel: (808) 960-2642

– tables follow –

SELECTED FINANCIAL DATA

(Unaudited)

(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:

	Three Months Ended
	3/31/2020	12/31/2019	3/31/2019

Net revenues	$11,230	$13,614	$18,062
Gross margin	4,867	6,465	8,836
Operating expenses:
Selling expense	2,052	1,955	2,374
Engineering and product development expense	1,292	1,211	1,284
General and administrative expense	2,884	2,703	3,737
Operating income (loss)	(1,361)	596	1,441
Other income (expense)	(32)	52	21
Earnings (loss) before income tax expense (benefit)	(1,393)	648	1,462
Income tax expense (benefit)	(250)	(76)	324
Net earnings (loss)	(1,143)	724	1,138

Net earnings (loss) per share – basic	$(0.11)	$0.07	$0.11
Weighted average shares outstanding – basic	10,221	10,275	10,385

Net earnings (loss) per share – diluted	$(0.11)	$0.07	$0.11
Weighted average shares outstanding – diluted	10,221	10,299	10,414

Condensed Consolidated Balance Sheets Data:

	As of:
	3/31/2020	12/31/2019	3/31/2019

Cash and cash equivalents	$7,318	$7,612	$8,191
Trade accounts receivable, net	8,052	9,296	10,161
Inventories	7,720	7,182	7,146
Total current assets	23,776	24,895	26,261
Net property and equipment	2,341	2,420	2,620
Total assets	59,059	59,715	61,442
Accounts payable	2,299	1,984	2,508
Accrued expenses	3,754	4,207	4,575
Total current liabilities	8,016	8,361	11,546
Noncurrent liabilities	7,277	6,520	5,778
Total stockholders' equity	43,766	44,834	44,118

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted Net Earnings (Loss) (Non-GAAP) and Net Earnings (Loss) Per Share – Diluted (GAAP) to Adjusted Net Earnings (Loss) Per Share – Diluted (Non-GAAP):

	Three Months Ended
	3/31/2020	12/31/2019	3/31/2019

Net earnings (loss) (GAAP)	$(1,143)	$724	$1,138
Acquired intangible amortization	311	313	317
Contingent consideration liability adjustment	-	-	-
Tax adjustments	(4)	3	(5)
Adjusted net earnings (loss) (Non-GAAP)	$(836)	$1,040	$1,450

Diluted weighted average shares outstanding	10,221	10,299	10,414

Net earnings (loss) per share – diluted:
Net earnings (loss) (GAAP)	$(0.11)	$0.07	$0.11
Acquired intangible amortization	0.03	0.03	0.03
Contingent consideration liability adjustment	-	-	-
Tax adjustments	-	-	-
Adjusted net earnings (loss) per share – diluted (Non-GAAP)	$(0.08)	$0.10	$0.14

Reconciliation of Net Earnings (Loss) (GAAP) to EBITDA (Non-GAAP):

	Three Months Ended
	3/31/2020	12/31/2019	3/31/2019

Net earnings (loss) (GAAP)	$(1,143)	$724	$1,138
Acquired intangible amortization	311	313	317
Interest expense	-	-	-
Income tax expense (benefit)	(250)	(76)	324
Depreciation	155	150	181
EBITDA (Non-GAAP)	$(927)	$1,111	$1,960

Supplemental Information – Reconciliation of Second Quarter 2020 Estimated Net Earnings Per Share – Diluted (GAAP) to Estimated Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Low	High

Estimated net earnings (loss) per share – diluted (GAAP)	$(0.09)	$0.00
Acquired intangible amortization	0.03	0.03
Contingent consideration liability adjustment	-	-
Tax adjustments	-	-
Estimated adjusted net earnings (loss) per share – diluted (Non-GAAP)	$(0.06)	$0.03

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